OPINION AND CONSENT OF DORSEY & WHITNEY LLP

Exhibits 5.1 and 23.2

June 19, 2015

People’s Utah Bancorp
1 East Main Street
American Fork, UT 84003

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to People’s Utah Bancorp, a Utah corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 136,699 common shares, par value $0.01 per share (“Common Shares”), of the Company (the “Incentive Plan Shares”) that may be issued pursuant to the People’s Utah Bancorp Incentive Plan (the “Incentive Plan”), 724,569 Common Shares (the “2008 Plan Shares”) that may be issued pursuant to the People’s Utah Bancorp Amended and Restated 2008 Incentive Plan (the “2008 Plan”), and 794,133 Common Shares (the “2014 Plan Shares” and, together with the Incentive Plan Shares and the 2008 Plan Shares, the “Shares”) that may be issued pursuant to the People’s Utah Bancorp 2014 Incentive Plan (the “2014 Plan” and, together with the Incentive Plan and the 2008 Plan, the “Plans”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Utah Revised Business Corporation Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP